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                                                               Exhibit 10.52 (i)


               FOURTH LEASE MODIFICATION AND EXTENSION AGREEMENT

   THIS AGREEMENT (the "Agreement") made this      day of June, 1991, by and
between TETERBORO ASSOCIATES, a New Jersey limited partnership, having its principal office at 90 Main Street, Hackensack, New Jersey 07601 (the "Landlord") and MISS ERIKA, INC., having an office at 1407 Broadway, New York, New York ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, on April 1, 1975, Empire Carpet Corporation, ("Empire") and Tenant entered into a lease for premises located at 333 North Street, Teterboro, New Jersey (the "Initial Lease"); and

      WHEREAS, by letters dated January 17, 1978 and February 17, 1981, the Initial Lease was extended to March 30, 1986; and

      WHEREAS, the Initial Lease as so extended was further modified by letters dated March 5, 1982 and August 15, 1983 adding a total of 31,200 square feet of warehouse space to the space initially demised; and

      WHEREAS, the Initial Lease as so extended and modified was assigned by Armstrong World Industries, Inc. (as the successor-in-interest to Empire) to Landlord by Assignment dated March 7, 1984; and

      WHEREAS, the Initial Lease as so extended and modified was further modified and extended pursuant to Lease Modification and Extension Agreement dated January 24, 1985, pursuant to which, inter alia, the lease term was further extended to March 31, 1991; and

      WHEREAS, by Lease Amendment dated August 8, 1985 (the "August 8, 1985 Agreement"), the Initial Lease as so amended and modified was further modified to add an additional 50,400 square feet of warehouse space to the space previously demised and was modified in various other respects; and

      WHEREAS, by Second Lease Modification and Extension Agreement dated December 18, 1986 (the "1986 Agreement"), the Initial Lease as so amended and modified was further modified to add an additional 67,500 square feet of space to the space previously demised, for a total of 170,700 square feet comprising and constituting the "Demised Premises", extending the term of the lease through December 31, 1992 and was modified in various other respects; and

      WHEREAS, by Third Lease Modification and Extension Agreement dated January 18, 1989, the Initial Lease as so amended and modified was further modified to extend the term of the lease through December 31, 1996 and was modified in various other
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respects (the Initial Lease as so modified and extended as described in this and the foregoing "WHEREAS" clauses is hereinafter referred to as the "Lease").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the parties do hereby agree as follows:

      1. The foregoing "WHEREAS" clauses are incorporated herein by reference.

      2. Section 2 of the Lease is hereby amended to provide that the term of the Lease is further extended for a period of five (5) years so that the term of the Lease shall expire at midnight on December 31, 2001.

      3. Section 4 of the Lease is amended and restated as follows:

      Tenant covenants to pay Landlord, without previous demand therefor, a minimum annual rental ("Minimum Rent") with respect to the Demised Premises, effective as of July 1, 1991, payable in equal monthly installments, in advance on the first day of each and every month during the term hereof, as follows:

 Commencing                         Minimum Rent                    Minimum Rent
                                    (Per Annum)                     (Per Month)
 ----------                         -----------                     -----------
July 1, 1991                        $1,066,475.40                   $88,872.95
July 1, 1992                        $1,066,475.40                   $88,872.95
July 1, 1993                        $1,066,475.40                   $88,872.95
July 1, 1994                        $1,098,469.60                   $91,539.14
July 1, 1995                        $1,131,423.60                   $94,285.30
July 1, 1996                        $1,187,994.70                   $98,999.56
July 1, 1997                        $1,167,994.70                   $98,999.56
July 1, 1998                        $1,187,994.70                   $98,999.56
July 1, 1999                        $1,223,634.50                  $101,969.54
July 1, 2000
through the end
of the term                         $1,260,343.50                  $105,028.63

      4. The following additional paragraph is hereby added at the end of and forming a part of Section 7 of the Lease (as appearing in the Initial Lease at Page 7.1 thereof):

      Landlord agrees that it shall not unreasonably withhold or delay its consent to any alterations proposed by and to be performed solely at the expense of Tenant. Notwithstanding anything to the contrary herein, Tenant shall not be required to obtain Landlord's prior written consent for minor non-structural alterations. All alterations which are structural in character or which affect the mechanical, electrical or HVAC systems must


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receive Landlord's prior written consent. Tenant shall furnish Landlord with outline plans and specifications for all alterations prior to the performance of the work. In addition, Tenant shall provide Landlord with "as-built" plans for any and all alterations, immediately after completion thereof. Tenant agrees that any alterations shall be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction. In addition, all Tenant alterations shall consist of quality materials installed in a good and workmanlike manner. Tenant agrees to pay promptly when due the entire cost of any work done by or for Tenant upon the Premises so that the Premises shall at all times be free of liens for labor or materials.

      5. Supplementing Section 9 of the Lease, Landlord agrees not to unreasonably withhold or delay its consent to any sign or signs proposed by Tenant, provided that any such sign or signs conforms in all respects to all laws, ordinances and regulations of all public authorities having jurisdiction. The following words are hereby inserted at the very end of said Section 9 (as appearing in the Initial Lease at Page 9.1 thereof) after the words "reasonable wear and tear excepted": "and damage by fire or other casualty."

      6. The words "and general office" are hereby inserted after the word "warehouse" appearing on line 11 of Section 13(a) of the Lease (appearing in the Initial Lease at Page 13.1 thereof).

      7. The words "or general office" are hereby added after the words "general warehouse" appearing on line 8 of Section 14(a) of the Lease (appearing in the Initial Lease at Page 14.1 thereof).

      8. The following is hereby added after the words "Lease Agreement" appearing at the very end of the first paragraph of Section 21 of the Lease (appearing in the Initial Lease at Page 21.1 thereof): ", provided Landlord shall have given Tenant reasonable prior notice of such entry (except in the case of an emergency); and provided further that such entry shall not unreasonably interfere with Tenant's use and occupancy of the Premises." The following is added after the words 'sale or lease" appearing at the very end of
Section 21 of the Lease (appearing in the Initial Lease at Page 21.1 thereof):
"provided that Landlord shall give Tenant reasonable prior notice of each such entry."


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      9. The word "unreasonable" appearing at the very end of Section 26 of the
Lease (appearing in the Initial Lease at Page 26.1 thereof) is hereby deleted and "or delayed unreasonably'substituted therefor.

      10. The words "or delayed" are hereby added after the word "withheld" appearing on the third line of the second paragraph of Section 16 of the Lease (appearing in the August 8, 1985 Agreement in Paragraph 9 at Page 7 thereof) substituted therefor.

      11. Subparagraph (ii) of Section 16 of the Lease (appearing in the August 8, 1985 Agreement in Paragraph 9 at Page 8 thereof) is hereby deleted and the following substituted therefor:

            (ii) That the Tenant while in possession does not either simultaneously sublet to more than three subtenants or sublet more than one-third of the Premises;

      12. The word "additional" is hereby inserted before the word "notice" on the third line of Subparagraph (iv) of Section 16 of the Lease (appearing in the August 8, 1985 Agreement in paragraph 9 at Page 8 thereof).

      13. Subparagraph (vii) of Section 16 of the Lease (appearing in the 1986 Agreement in Paragraph 9 at Page 9 thereof) is hereby deleted and the following substituted therefor:

            (vii) Tenant shall pay to Landlord one-half of the amount by which the Minimum Rent under the assignment or subletting exceeds the Minimum Rent payable under this Lease after deducting all reasonable expenses incurred by Tenant in connection with such assignment or subletting.

      13. The number "30" appearing on line 17 of Section 10 of the Lease (appearing in the 1986 Agreement in Paragraph 8 at Page 8 thereof) is hereby deleted and "45" substituted therefor.

      14. Landlord and Tenant agree that Landlord shall have the right at any time during the term of the Lease, upon reasonable notice to Tenant, to relocate Tenant from the 9600 square foot area designated as "Unit 'A'" on Exhibit A annexed hereto and made a part hereof to a similar sized unit located within the area designated as "Unit 'B'" on said Exhibit A. The cost of the relocation as well as the refitting of Tenant's space (in a manner consistent with the tenant finishes in the Unit "A'space) occasioned by such relocation shall be borne solely by Landlord.

      15. Tenant agrees that it shall upon request of Perugina Corp. and Landlord, extend the term of that certain sublease (the "Sublease") for approximately 3467 square feet made by Tenant, as sublessor, and Perugina Corp., as sublessee, as may be agreed


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upon in good faith by Tenant and Perugina Corp.; provided, however, that (a)
there shall not have occurred and be continuing a material default on the part of Perugina Corp. under the Sublease, and (b) the extended term of the Sublease shall not extend beyond the expiration of the Lease, as amended by this Agreement. Tenant further agrees that it shall make available and let to Perugina Corp. upon request of Perugina Corp. and Landlord not less than an additional 2500 square feet contiguous to the Sublease space upon such terms as Perugina Corp. and Tenant may agree in good faith (it being understood and agreed that Tenant shall be under no obligation to agree to a rental for such expansion space at a rental which would not cover Tenant's own rental obligations to Landlord for such space, together with Tenant's reasonable costs of such leasing transaction); provided, however, that (x) there shall not have occurred and be continuing a material default on the part of Perugina Corp. under the Sublease, and (y) the extended term of the Sublease, as expanded, shall not extend beyond the expiration of the Lease, as amended by this Agreement.

      16. Landlord and Tenant represent to each other that they have dealt with no brokers in connection with the transaction contemplated hereby and will indemnify each other from the claims of any brokers arising by reason of the execution of this Agreement or the consummation of the transaction contemplated hereby.

      17. Except as herein amended, all of the terms, covenants and conditions of the Lease are ratified and confirmed and shall continue to be and remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                             TETERBORO ASSOCIATES

                                    By:   Nancy Realty Corp.
                                          General Partner


/s/ Stuart Alpert                   By: /s/ C. Lawrence Keller
----------------------                  ---------------------------

ATTEST:                             MISS ERIKA, INC.


/s/ [ILLEGIBLE]                     By: /s/ Sid Goldberg, V. Pres.
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